EXHIBIT 99.1

CONTACT:	Janine Dusossoit	FOR IMMEDIATE RELEASE
Vice President, Investor Relations
Safeguard Scientifics, Inc.
610-975-4952

SAFEGUARD SCIENTIFICS ANNOUNCES
GROUP PRESIDENT OF LIFE SCIENCES TO DEPART

Wayne, PA, June 9, 2005 — Safeguard Scientifics, Inc., (NYSE: SFE) announced today that Michael F. Cola, Group President, Life Sciences, will leave the company at the end of June. Mr. Cola has accepted a position as Executive Vice President of Global Therapeutic Area Business Units at Shire Pharmaceuticals Group, plc.

“I am proud of what we accomplished at Safeguard over the last five years, particularly in life sciences,” said Mr. Cola. “We increased our ownership in Clarient, Inc. (NASDAQ: CLRT), broadened their business strategy, completed a $21 million financing and recruited a new CEO with strong diagnostics industry experience. We also acquired Laureate Pharma, a strong competitor in the fast-growing bioprocessing and drug delivery services sector. Now I have the chance to take on an operating management role at Shire, a great opportunity at this stage of my career.” Mr. Cola will continue to serve as Chairman of Clarient, Inc., in which Safeguard has a 57% interest.

Mr. Cola joined Safeguard Scientifics in March 2000 as part of a new management team and helped to refocus the company’s portfolio from more than 50 partner companies to 11 today. He was instrumental in the spin-off of Mantas, Inc. from SRA Ventures, LLC, a joint venture formed by Safeguard and SRA International, and helped Mantas, an enterprise-wide compliance and behavior detection software firm, change its business model from a services focus to a product orientation.

“Mike was instrumental in the transformation of Safeguard through a very difficult time,” said Anthony L. Craig, President and CEO of Safeguard. “The life sciences platform Mike helped to establish provides Safeguard with an excellent vehicle for growth. We wish him well in his future endeavors.”

About Safeguard
Safeguard Scientifics, Inc. (NYSE: SFE) is a strategic growth partner for companies in the Time-to-Volume stage of development. Time-to-Volume companies are those that are generating revenues from a commercially viable product or service, and are facing new challenges as they scale their businesses to meet market opportunities. Focused primarily on the information technology and life sciences sectors, Safeguard generally acquires majority ownership interests in companies at this stage of growth. In addition to expansion capital, Safeguard provides its companies a wide range of operating and managerial expertise to drive their successful growth to become market leaders. For more information about Safeguard and its strategy, visit www.safeguard.com.

About Clarient
Clarient, Inc. (NASDAQ: CLRT) provides technologies, services and expert support to pathologists and the biopharmaceutical industry in the characterization, assessment and treatment of cancer. Additional information is available at www.clarientinc.com. Safeguard Scientifics owns 57% of Clarient.

About Laureate Pharma
Laureate Pharma is a bioprocessing and drug delivery services firm supporting the development and commercialization of pharmaceutical products. Additional information is available at www.laureatepharma.com. Safeguard Scientifics owns 100% of Laureate Pharma.

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations and legal liabilities, additional financing requirements, labor disputes, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.